UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 25, 2013

IMH Financial Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52611	23-1537126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	480-840-8400

N/A
______________________________________________
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On or about November 25, 2013, IMH Financial Corporation (“IMH” or the “Company”) received Final Approval of the Class Action Settlement (the “Settlement”) when the Delaware Supreme Court dismissed the last remaining appeal. The Company has since resumed activities to execute the terms of the Settlement, including preparation of the two securities offerings. Subject to compliance with securities and other applicable laws and regulations, the Company is preparing the final offering materials and plans to begin distributing them in February 2014. Each of these offerings is subject to compliance with numerous applicable regulatory requirements, general securities law and other accounting and auditing standards, and there can be no assurance that both or either of the offerings will commence within the estimated time frame.

As required disclosure under Rule 135c of the Securities Act of 1933, as amended (the “Act”), neither of the offerings referred to have been or will be registered under the Act and may be offered only pursuant to an applicable exemption from the registration requirements of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2014	IMH FINANCIAL CORPORATION

	By:	/s/ William Meris

William Meris
President